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                                                                   EXHIBIT 10.42


March 4, 2003



Mr. Charles P. Waite, Jr., Director
Mr. Steven M. Krausz, Director
Verity, Inc.
894 Ross Drive
Sunnyvale, CA  94089

RE:      Sixth Amendment to Retainer Agreement between Regent Pacific Management
Corporation and Verity, Inc.

This Sixth Amendment to Retainer Agreement sets forth certain amendments to the Retainer Agreement between Regent Pacific Management Corporation, a California corporation ("Regent Pacific"), and Verity, Inc., a Delaware corporation, and its wholly-owned and controlled subsidiaries (collectively, "Verity") dated July 31, 1997, as amended on April 13, 1998, March 12, 1999, February 9, 2000, and March 13, 2001 and June 10, 2002 (the "Original Retainer Agreement", "First Amendment", "Second Amendment", "Third Amendment", "Fourth Amendment" and "Fifth Amendment" respectively). Except for the amendments expressly contained herein, the Original Retainer Agreement, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment shall remain in full force and effect.

1. The paragraph of the Original Retainer Agreement as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment entitled "Fees" is hereby amended in its entirety as follows:

         "Fees: We have agreed to provide the work product included in this agreement for a period of ninety-one (91) months through February 28, 2005, including services covering a non-cancelable period beginning on July 31, 1997 and ending on February 28, 2004 (the "Non-Cancelable Period"). This service shall be $50,000 per week, payable in four (4) week increments, each to be paid in advance of each Regent Pacific standard four-week billing period. It is agreed and understood between us that the payments of such cash fees are to be made immediately preceding the start of each four-week billing period, and that failure to pay such periodic payments when due shall constitute a breach of this agreement by Verity. It is further understood that Regent Pacific's fees are to be paid in advance of the work to be performed, and that the initial payment is to be paid on or before July 31, 1997. It is further agreed that such cash payments are earned in full upon receipt by Regent Pacific, by virtue of our accepting this agreement and the responsibilities it entails, and are nonrefundable."

2. The paragraph of the Original Retainer Agreement as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment entitled "Term of Agreement" is hereby amended in its entirety as follows:

         "Term of Agreement: The term of this agreement shall be for ninety-one
         (91) months through February 28, 2005, unless earlier terminated in accordance with this paragraph. Regent Pacific hereby commits the availability of its resources to Verity under this agreement for the full ninety-one (91) month term of the engagement, or for the full term of the agreement, if such term is extended by Verity as provided in this paragraph. Verity may discharge Regent Pacific at any time after the Non-Cancelable Period provided that Verity has delivered a 60-day written notice of intent to cancel this agreement. Verity may, at its option, extend the term of this agreement for an additional twenty-six
         (26) week period beyond the ninety-one (91) month period by providing written notice to Regent Pacific at any time on or before February 28, 2004. If Verity elects to exercise its option to extend the term of this agreement for such twenty-six (26) week period, the Non-Cancelable Period also shall be extended automatically through August 31, 2004. Regent Pacific may withdraw from this assignment at any time with Verity's consent or for good cause without Verity's consent. Good cause also includes Verity's breach of this
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         agreement (including Verity's failure to pay any invoice within five working days of presentation), or any fact or circumstance that would render our continuing participation in the assignment unethical or unlawful."

Very truly yours,

REGENT PACIFIC MANAGEMENT CORPORATION

By:      /s/ GARY J. SBONA
    -----------------------------------------
         Gary J. Sbona
         Chairman and Chief Executive Officer


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THE FOREGOING IS HEREBY APPROVED AND AGREED TO:

Dated: March 4, 2003
                     ----------------------

VERITY, INC.

(Signifies full agreement with all terms and conditions)


By:      /s/ CHARLES P. WAITE, JR.
    -----------------------------------------
         Charles P. Waite, Jr.
         Director, on Behalf of the Board of Directors


By:      /s/ STEVEN M. KRAUSZ
    -----------------------------------------
         Steven M. Krausz
         Director, on Behalf of the Board of Directors


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